Exhibit 99.1

MODEL N ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2023 FINANCIAL RESULTS

Total Fiscal Year Revenue Grew 14% Year-over-Year
SaaS ARR Grew 20% Year-over-Year

SAN MATEO, Calif. – November 9, 2023 - Model N, Inc. (NYSE: MODN), the leader in cloud revenue management solutions, today announced financial results for the fourth quarter and fiscal year 2023 ended September 30, 2023.

“2023 was a pivotal year in our business model transition as we continued our path to convert our remaining customers to the cloud. During the fourth quarter, we signed five SaaS transitions, closed numerous deals in our customer base, and saw strong pipeline growth for new logos. Our professional services team continues to deliver stellar results including generating best-in-class service margins,” stated Jason Blessing, president and chief executive officer of Model N.

Recent Company Highlights

•Model N launched Channel Collaboration, a new self-service portal for high-tech manufacturers and their channel partners. Channel Collaboration provides high-tech manufacturers and their partners real-time visibility into channel data, enabling faster and more informed business decisions while maintaining channel compliance in a complex global market.

•Model N released new product innovations to ensure compliance and optimize revenue geared towards the increasingly complex regulatory environment for global pharma manufacturers.
Fourth Quarter 2023 Financial Highlights
•Revenues: Total revenues were $64.0 million, an increase of 10% from the fourth quarter of fiscal year 2022. Subscription revenues were $46.4 million, an increase of 8% from the fourth quarter of fiscal year 2022.

•Gross Profit: Gross profit was $36.9 million, an increase of 13% from the fourth quarter of fiscal year 2022. Gross margin was 58% and 56% for the fourth quarter of fiscal year 2023 and 2022, respectively. Non-GAAP gross profit was $39.6 million, an increase of 9% from the fourth quarter of fiscal year 2022. Non-GAAP gross margin was 62% for the fourth quarter of fiscal year 2023 and 2022. Subscription gross margin was 66% for the fourth quarter of fiscal year 2023 compared to 64% for the fourth quarter of fiscal year 2022. Non-GAAP subscription gross margin was 69% and 70% for the fourth quarter of fiscal year 2023 and 2022, respectively.

•GAAP Loss and Non-GAAP Income from Operations: GAAP loss from operations was $0.4 million compared to loss from operations of $4.9 million for the fourth quarter of fiscal year 2022. Non-GAAP income from operations was $10.8 million, an increase of 35% from the fourth quarter of fiscal year 2022.

•GAAP Net Income: GAAP net income was $0.6 million compared to a net loss of $8.1 million for the fourth quarter of fiscal year 2022. GAAP diluted net income per share attributable to common stockholders was $0.02 based upon weighted average shares outstanding of 38.9 million compared to net loss per share of $0.22 for the fourth quarter of fiscal year 2022 based upon weighted average shares outstanding of 37.2 million.

•Non-GAAP Net Income: Non-GAAP net income was $12.2 million, an increase of 59% from the fourth quarter of fiscal year 2022. Non-GAAP net income per diluted share was $0.31 based upon diluted weighted average shares outstanding of 38.9 million compared to non-GAAP net income per diluted share of $0.20 for the fourth quarter of fiscal year 2022 based upon diluted weighted average shares outstanding of 37.5 million.

•Adjusted EBITDA: Adjusted EBITDA was $11.0 million, an increase of 34% from the fourth quarter of fiscal year 2022. Adjusted EBITDA margin was 17% compared to 14% for the fourth quarter of fiscal year 2022.

•SaaS ARR and SaaS Net Dollar Retention: SaaS ARR reached $131.2 million, representing growth of 20% year-over-year. Trailing 12-month SaaS net dollar retention decreased to 118.2% from 129% in the prior quarter.

Fiscal Year 2023 Financial Highlights

•Revenues: Total revenues were $249.5 million, an increase of 14% from fiscal year 2022. Subscription revenues were $181.4 million, an increase of 14% from fiscal year 2022.

•Gross Profit: Gross profit was $141.2 million, an increase of 16% from fiscal year 2022. Gross margin was 57% compared to 56% for fiscal year 2022. Non-GAAP gross profit was $152.6 million, an increase of 14% from fiscal year 2022. Non-GAAP gross margin was 61% for the fiscal year 2023 and 2022. Subscription gross margin was 65% compared to 63% for fiscal year 2022. Non-GAAP subscription gross margin was 69% compared to 68% for fiscal year 2022.

•GAAP Loss and Non-GAAP Income from Operations: GAAP loss from operations was $4.1 million compared to $13.0 million for fiscal year 2022. Non-GAAP income from operations was $41.8 million, an increase of 34% from the fiscal year 2022.

•GAAP Net Loss: GAAP net loss was $33.9 million compared to $28.6 million for fiscal year 2022. GAAP basic and diluted net loss per share attributed to common stockholders was $0.89 based upon weighted average shares outstanding of 38.1 million compared to net loss per share of $0.78 based upon weighted average shares outstanding of 36.7 million for the fiscal year 2022.

•Non-GAAP Net Income: Non-GAAP net income was $43.0 million, an increase of 62% from fiscal year 2022. Non-GAAP net income per diluted share was $1.11 based upon diluted weighted average shares outstanding of 38.8 million compared to non-GAAP net income per diluted share of $0.72 based upon diluted weighted average shares outstanding of 37.0 million for the fiscal year 2022.

•Adjusted EBITDA: Adjusted EBITDA was $42.9 million, an increase of 34% from the fiscal year 2022.

•Cash and Cash Flows: Cash and cash equivalents as of September 30, 2023 totaled $301.4 million. Net cash provided by operating activities was $23.6 million for fiscal year 2023 compared with $25.3 million in fiscal year 2022. Free cash flow was $23.2 million for fiscal year 2023 compared with $24.3 million in the fiscal year 2022.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Guidance
As of November 9, 2023, we are providing guidance for the first quarter of the fiscal year 2024 ending December 31, 2023 and the full fiscal year ending September 30, 2024.

(in $ millions, except per share)	First quarter fiscal 2024	Full year fiscal 2024
Total revenues	61.5 - 62.5	260.0 - 263.0
Subscription revenues	46.5 - 47.0	193.0 - 195.0
Non-GAAP income from operations	8.2 - 9.2	46.9 - 49.9
Non-GAAP net income per share	0.29 - 0.31	1.25 - 1.32
Adjusted EBITDA	8.5 - 9.5	48.0 - 51.0

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the fourth quarter and fiscal year 2023 ended September 30, 2023. The conference call can be accessed by dialing 800-925-4216 from the United States or +1-212-231-2939 internationally. A live webcast and replay of the conference call can be accessed from the investor relations page of Model N’s website at investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on November 23, 2023, a telephone replay will be available by dialing 844-512-2921 from the United States or +1-412-317-6671, internationally, with recording access code 22028312.

About Model N

Model N is the leader in revenue optimization and compliance for life sciences, medtech, and high-tech innovators. Our intelligent platform powers your digital transformation with integrated technology, data, analytics, and expert services that deliver deep insight and control.

Our integrated cloud solution is proven to automate pricing, incentive, and contract decisions to scale business profitably and grow revenue. Model N is trusted across more than 120 countries by the world’s leading pharmaceutical, medical technology, semiconductor, and high-tech companies, including Johnson & Johnson, AstraZeneca, Stryker, Seagate Technology, Broadcom, and Microchip Technology. For more information, visit www.modeln.com.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s first quarter and full year fiscal 2024 financial results, Model N’s profitability, future planned enhancements to our products and benefits from our products. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (xi) changes in health care regulation and policy and tax in the United States and worldwide; (xii) our ability to retain customers; and (xiii) adverse impacts on our business and financial condition due to macroeconomic and geopolitical factors, such as inflation, rising interests, pandemics, banking system instability and geopolitical conflicts. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2023, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP subscription gross profit, non-GAAP subscription gross margin, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, adjusted EBITDA and free cash flow. Non-GAAP gross profit and subscription gross profit excludes stock-based compensation expenses and amortization of intangible assets as they are often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP income from operations excludes stock-based compensation expense and amortization of intangible assets. Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets, amortization of debt discount and issuance costs, and loss on extinguishment of debt. Additionally, stock-based compensation expense varies from period to period and from company to company due to such things as valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net income (loss), adjusted for depreciation and amortization, stock-based compensation expense, interest expense, interest income, other income (expenses), net, provision for income taxes, and loss on extinguishment of debt. Reconciliation tables are provided in this press release.

SaaS ARR is defined as the annualized value of our SaaS revenue, which is derived by dividing the SaaS portion of our recurring subscription revenue for the quarter by the number of days in the quarter, and multiplying it by 365 to get an annualized number. SaaS Net Dollar Retention uses the same SaaS ARR calculations to measure the percentage change in SaaS ARR from customers that are in both the current period and the year-ago period. SaaS ARR that has been added from new customers that were not in the year-ago calculation is excluded from the SaaS Net Dollar Retention calculation. SaaS ARR and SaaS Net Dollar Retention should be viewed independently of revenue, deferred revenue, and remaining performance obligations, and are not intended to be a substitute for, or combined with, any of these items.

Free cash flow is defined as net cash provided by operating activities less cash used for purchase of property plant and equipment.

We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted or estimated, such as the difficulties of estimating certain items such as charges to stock-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

# # #

Investor Relations Contact:

Carolyn Bass
Market Street Partners
investorrelations@modeln.com

Media Contact:

BLASTmedia
Press@modeln.com

Model N, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of September 30, 2023	As of September 30, 2022
Assets
Current assets
Cash and cash equivalents	$301,355	$193,524
Funds held for customers	91	603
Accounts receivable, net	61,761	49,121
Prepaid expenses	5,922	5,772
Other current assets	14,777	12,516
Total current assets	383,906	261,536
Property and equipment, net	1,242	1,838
Operating lease right-of-use assets	9,885	15,392
Goodwill	65,665	65,665
Intangible assets, net	30,176	37,362
Other assets	9,221	10,454
Total assets	$500,095	$392,247
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,888	$5,820
Customer funds payable	91	603
Accrued employee compensation	14,645	26,712
Accrued liabilities	8,700	6,860
Operating lease liabilities, current portion	4,408	4,651
Deferred revenue, current portion	61,745	62,282
Total current liabilities	93,477	106,928
Long-term liabilities
Long term debt	280,358	135,417
Operating lease liabilities, less current portion	6,755	12,142
Other long-term liabilities	4,042	3,139
Total long-term liabilities	291,155	150,698
Total liabilities	384,632	257,626
Stockholders’ equity
Common stock	6	6
Additional paid-in capital	414,562	421,473
Accumulated other comprehensive loss	(2,245)	(2,413)
Accumulated deficit	(296,860)	(284,445)
Total stockholders’ equity	115,463	134,621
Total liabilities and stockholders’ equity	$500,095	$392,247

Model N, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022
Revenues
Subscription	$46,425	$42,881	$181,353	$159,766
Professional services	17,544	15,290	68,110	59,398
Total revenues	63,969	58,171	249,463	219,164
Cost of revenues
Subscription	15,929	15,260	63,497	58,509
Professional services	11,133	10,351	44,721	38,611
Total cost of revenues	27,062	25,611	108,218	97,120
Gross profit	36,907	32,560	141,245	122,044
Operating expenses
Research and development	11,924	12,569	48,452	47,604
Sales and marketing	13,479	12,845	54,010	47,719
General and administrative	11,879	12,060	42,900	39,676
Total operating expenses	37,282	37,474	145,362	134,999
Loss from operations	(375)	(4,914)	(4,117)	(12,955)
Interest expense	1,829	4,037	6,601	15,642
Loss on extinguishment of debt	$—	$—	$29,493	$—
Interest income	$(3,440)	(693)	$(9,090)	$(879)
Other income, net	(163)	(277)	(43)	(558)
Income (loss) before income taxes	1,399	(7,981)	(31,078)	(27,160)
Provision for income taxes	770	131	2,844	1,475
Net income (loss)	$629	$(8,112)	$(33,922)	$(28,635)
Net income (loss) per share:
Basic	$0.02	$(0.22)	$(0.89)	$(0.78)
Diluted	$0.02	$(0.22)	$(0.89)	$(0.78)
Weighted average number of shares used in computing net income (loss) per share:
Basic	38,601	37,199	38,081	36,744
Diluted	38,863	37,199	38,081	36,744

Model N, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended September 30,
	2023	2022
Cash Flows from Operating Activities
Net loss	$(33,922)	$(28,635)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,225	8,991
Stock-based compensation	38,765	36,054
Amortization of debt discount and issuance costs	1,463	11,114
Deferred income taxes	513	389
Amortization of capitalized contract acquisition costs	4,907	4,349
Loss on extinguishment of debt	29,493	—
Other non-cash charges	1,109	(797)
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(13,781)	(5,685)
Prepaid expenses and other assets	(697)	(7,108)
Accounts payable	(1,930)	1,049
Accrued employee compensation	(6,982)	2,946
Other current and long-term liabilities	(3,115)	(2,197)
Deferred revenue	(451)	4,817
Net cash provided by operating activities	23,597	25,287
Cash Flows from Investing Activities
Purchases of property and equipment	(447)	(993)
Net cash used in investing activities	(447)	(993)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	4,495	4,255
Proceeds from issuance of 2028 Notes	253,000	—
Payment of debt issuance cost for Notes 2028	(7,525)	—
Repayment of 2025 Notes	(165,210)	—
Net changes in customer funds payable	(512)	288
Net cash provided by financing activities	84,248	4,543
Effect of exchange rate changes on cash and cash equivalents	(79)	(493)
Net increase in cash and cash equivalents	107,319	28,344
Cash and cash equivalents
Beginning of period	194,127	165,783
End of period	$301,446	$194,127

Model N, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022
Reconciliation from GAAP net income (loss) to adjusted EBITDA
GAAP net income (loss)	$629	$(8,112)	$(33,922)	$(28,635)
Reversal of non-GAAP items
Stock-based compensation expense	9,404	10,867	38,765	36,054
Depreciation and amortization	1,972	2,266	8,225	8,991
Interest expense	1,829	4,037	6,601	15,642
Loss on extinguishment of debt	—	—	29,493	—
Interest income	(3,440)	(693)	(9,090)	(879)
Other income, net	(163)	(277)	(43)	(558)
Provision for income taxes	770	131	2,844	1,475
Adjusted EBITDA	$11,001	$8,219	$42,873	$32,090

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022
Reconciliation from GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$36,907	$32,560	$141,245	$122,044
Reversal of non-GAAP expenses
Stock-based compensation (a)	2,234	2,972	9,365	8,961
Amortization of intangible assets (b)	427	709	1,990	2,836
Non-GAAP gross profit	$39,568	$36,241	$152,600	$133,841
Percentage of revenue	62%	62%	61%	61%

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022
Reconciliation from GAAP subscription gross profit to non-GAAP subscription gross profit
GAAP subscription gross profit	$30,496	$27,621	$117,856	$101,257
Reversal of non-GAAP expenses
Stock-based compensation (a)	1,226	1,585	5,134	4,888
Amortization of intangible assets (b)	427	709	1,990	2,836
Non-GAAP subscription gross profit	$32,149	$29,915	$124,980	$108,981
Percentage of subscription revenue	69%	70%	69%	68%

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022
Reconciliation from GAAP professional services gross profit to non-GAAP professional services gross profit
GAAP professional services gross profit	$6,411	$4,938	$23,389	$20,787
Reversal of non-GAAP expenses
Stock-based compensation (a)	1,008	1,387	4,231	4,073
Non-GAAP professional services gross profit	$7,419	$6,325	$27,620	$24,860
Percentage of professional services revenue	42%	41%	41%	42%

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022
Reconciliation from GAAP operating loss to non-GAAP operating income
GAAP operating loss	$(375)	$(4,914)	$(4,117)	$(12,955)
Reversal of non-GAAP expenses
Stock-based compensation (a)	9,404	10,867	38,765	36,053
Amortization of intangible assets (b)	1,726	2,008	7,185	8,032
Non-GAAP operating income	$10,755	$7,961	$41,833	$31,130

Numerator
Reconciliation between GAAP net income (loss) and non-GAAP net income
GAAP net income (loss)	$629	$(8,112)	$(33,922)	$(28,635)
Reversal of non-GAAP expenses
Stock-based compensation (a)	9,404	10,867	38,765	36,053
Amortization of intangible assets (b)	1,726	2,008	7,185	8,032
Loss on extinguishment of debt (c)	—	—	29,493	—
Amortization of debt discount and issuance costs (d)	416	2,904	1,463	11,114
Non-GAAP net income	$12,175	$7,667	$42,984	$26,564

Denominator
Reconciliation between GAAP net income (loss) and non-GAAP net income per share
Shares used in computing GAAP net income (loss) per share:
Basic	38,601	37,199	38,081	36,744
Diluted	38,863	37,199	38,081	36,744
Shares used in computing non-GAAP net income per share
Basic	38,601	37,199	38,081	36,744
Diluted	38,863	37,488	38,767	36,996
GAAP net income (loss) per share
Basic	$0.02	$(0.22)	$(0.89)	$(0.78)
Diluted	$0.02	$(0.22)	$(0.89)	$(0.78)
Non-GAAP net income per share
Basic	$0.32	$0.21	$1.13	$0.72
Diluted	$0.31	$0.20	$1.11	$0.72

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022
Amortization of intangibles assets recorded in the statements of operations
Cost of revenues
Subscription	$427	$709	$1,990	$2,836
Total amortization of intangibles assets in cost of revenue (b)	427	709	1,990	2,836
Operating expenses
Sales and marketing	1,299	1,299	5,195	5,196
Total amortization of intangibles assets in operating expense (b)	1,299	1,299	5,195	5,196
Total amortization of intangibles assets (b)	$1,726	$2,008	$7,185	$8,032

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022
Stock-based compensation recorded in the statements of operations
Cost of revenues
Subscription	$1,226	$1,585	$5,134	$4,888
Professional services	1,008	1,387	4,231	4,073
Total stock-based compensation in cost of revenue (a)	$2,234	$2,972	$9,365	$8,961
Operating expenses
Research and development	1,614	2,039	6,925	6,655
Sales and marketing	2,355	2,467	9,476	8,136
General and administrative	3,201	3,389	12,999	12,301
Total stock-based compensation in operating expense (a)	$7,170	$7,895	$29,400	$27,092
Total stock-based compensation (a)	$9,404	$10,867	$38,765	$36,053

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022
Free cash flow
Net cash provided by operating activities	$133	$7,954	$23,597	$25,287
Purchases of property and equipment	(210)	(507)	(447)	(993)
Free cash flow	(77)	7,447	23,150	24,294

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of adjusted EBITDA, gross profit, gross margin, income from operations, net income, weighted average shares outstanding and net income per share, which are adjusted to exclude stock-based compensation expense, amortization of intangible assets, depreciation of fixed assets, amortization of debt discount and issuance costs, loss on extinguishment of debt and include dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expenses incurred in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies.

(b)Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.
(c)The repurchase of our 2.625% convertible senior notes due 2025 was accounted for as a debt extinguishment. The Company recorded a $29.5 million loss on extinguishment of debt on its consolidated statements of operations during the fiscal quarter ended March 31, 2023 and the twelve months ended September 30, 2023, which includes the write-off of related deferred issuance costs of $2.3 million. We believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.

(d)Amortization of debt discount and issuance costs - Prior to the adoption of ASU 2020-06, Debt with Conversion and Other Options, on October 1, 2022 we were required to recognize non-cash interest expense related to amortization of debt discount and issuance costs. Subsequent to the adoption of ASU 2020-06, Debt with Conversion and Other Options, we only recognize non-cash interest expense related to amortization of issuance costs. We believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.